Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Alcoa Inc. (the “Company”) hereby constitutes and appoints RICHARD B. KELSON, WILLIAM B. PLUMMER, CHARLES D. MCLANE, JR. and DONNA C. DABNEY, or any of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration under the Securities Act of shares of common stock, par value $1.00 per share, of the Company (the “Shares”) and/or their resale by ALLPAR Inc. and/or Trelawney Inc. and/or other affiliates of Construções e Comércio Camargo Corrêa S.A., as selling shareholders, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement to be filed with the Commission in respect of the Shares and/or the resale thereof, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or pre-effective amendments, post-effective amendments or supplements thereto, and to file or cause to be filed the same with the Commission; and to effect any and all applications and other instruments in the name and on behalf of each of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Shares and/or the resale thereof under the securities laws of any of the several States; and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 13th day of June, 2003.

/S/ KATHRYN S. FULLER

Kathryn S. Fuller

/S/ CARLOS GHOSN

Carlos Ghosn

/S/ JOSEPH T. GORMAN

Joseph T. Gorman

/S/ JUDITH M. GUERON

Judith M. Gueron

/S/ SIR RONALD HAMPEL

Sir Ronald Hampel

/S/ JOHN P. MULRONEY

John P. Mulroney

/S/ HENRY B. SCHACHT

Henry B. Schacht

/S/ FRANKLIN A. THOMAS

Franklin A. Thomas

/S/ ERNESTO ZEDILLO

Ernesto Zedillo

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Executive Vice President and Chief Financial Officer of Alcoa Inc. (the “Company”) hereby constitutes and appoints WILLIAM B. PLUMMER, CHARLES D. MCLANE, JR. AND DONNA C. DABNEY, or any of them, his true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration under the Securities Act of shares of common stock, par value $1.00 per share, of the Company (the “Shares”) for resale by ALLPAR Inc. and/or Trelawney Inc. and/or other affiliates of Construções e Comércio Camargo Corrêa S.A., as selling shareholders, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned in the capacity of Principal Financial Officer of the Company to any registration statement to be filed with the Commission in respect of the Shares and/or the resale thereof, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or pre-effective amendments, post-effective amendments or supplements thereto, and to file or cause to be filed the same with the Commission; and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Shares and/or the resale thereof under the securities laws of any of the several States; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 13th day of June, 2003.

/S/ RICHARD B. KELSON

Richard B. Kelson Executive Vice President and Chief Financial Officer